Exhibit 3.1

STATE OF NEVADA

ROSS MILLER	SCOTT W. ANDERSON
Secretary of State	Deputy Secretary
for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

January 2, 2008

Job Number:	C20080102-2069

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080001869-94	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State
By

Certification Clerk

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069
Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5706 Website: secretaryofstate.btz

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080001869-94
Filing Date and Time 01/02/2008 12:39 PM
Certificate of Amendment		Entity Number
(PURSUANT TO NRS 78.385 AND 78.390)		E0042992005-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Shea Development Corp.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST. The name of the corporation is Riptide Worldwide, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):	January 1, 2008
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X	/s/ E. Joseph Vitetta, Jr.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.